EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION REPORTS FISCAL YEAR 2012 RESULTS

Revenues, Net Income and Earnings Per Share Increased for the Year

Company Expects Continued Revenue and EPS Growth in Fiscal 2013;
Announces 5% Increase in Quarterly Dividend

SAN FRANCISCO, CA – February 25, 2013 – URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended December 28, 2012.

Fiscal 2012 Highlights

•	Fiscal 2012 revenues were $10.97 billion, a 15.0% increase from fiscal 2011, including $1.5 billion from the former Flint Energy Services Ltd. (“Flint”), which URS acquired in May 2012.

•	Fiscal 2012 oil & gas market sector revenues were $2.3 billion, or 21% of consolidated revenues, reflecting the acquisition of Flint, favorable market conditions and strong organic growth.

•	Net income was $310.6 million, or $4.17 per share on a diluted basis, for fiscal 2012 compared with a net loss of $465.8 million, or $(6.03) per share, for fiscal 2011.

•
Fiscal 2011 results included a non-cash, after-tax goodwill impairment charge of $732.2 million (or $9.46 per share), a non-cash, after-tax charge of $1.7 million (or $0.02 per share) related to the retirement of the Company’s prior credit facility, and a $5.5 million (or $0.07 per share) after-tax charge related to the restructuring of URS’ international operations in Europe.

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•	Excluding these charges, 2011 net income was $273.6 million and earnings per share (“EPS”) were $3.52.

•
Compared to the above, URS’ 2012 generally accepted accounting principles (“GAAP”) net income of $310.6 million is an increase of 13.5% over adjusted 2011 net income, and 2012 GAAP EPS of $4.17, is an increase of 18.5% over adjusted 2011 EPS.

•
Tables reconciling net income and EPS for the Company, and operating income for each of the Company’s operating segments, for the fourth quarter and full fiscal year of 2011, excluding the various charges and adjustments noted above and below, to GAAP results are included in the Reconciliation Schedule of GAAP to Non-GAAP Measures attached to this release and available at the investor relations section of the Company’s website at www.urs.com.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “URS performed well in 2012, delivering strong growth in revenues, net income and EPS.  Our results demonstrate our success in building a world-class, highly competitive engineering, construction and technical services company with a diversified mix of businesses.  The acquisition of Flint Energy Services last year significantly increased our position in the rapidly expanding North American oil & gas market.  In the fourth quarter, 29% of our revenues came from the oil & gas market, providing URS with the strategic balance for continued growth.  Revenue growth in the power sector also was strong, reflecting increased activity by utility clients on emissions control, nuclear facilities modification, and transmission and distribution projects.  Combined, our energy-related revenues from the oil & gas and power markets account for more than 40% of URS’ revenues.

“Conditions in the infrastructure and industrial sectors continue to improve, but we remain mindful of the uncertainty regarding the federal budget.  Based on our market positions and our well-balanced business mix, we expect to continue our growth in 2013.”

Fiscal 2012 Results

Revenues for fiscal 2012 were $10.97 billion, compared with $9.55 billion recorded in fiscal 2011.  Operating income for fiscal 2012 was $685.9 million, compared with an operating loss of $223.4 million reported in fiscal 2011. Net income for fiscal 2012 was $310.6 million, compared with a net loss of $465.8 million reported in fiscal 2011.  Diluted EPS for fiscal 2012 were $4.17, compared with the diluted loss per share of $(6.03) reported in fiscal 2011.

URS’ fiscal 2011 results included a non-cash, after-tax charge for the impairment of goodwill of $732.2 million, or $9.46 per share.  URS’ fiscal 2011 results also included a non-cash, after-tax charge of $1.7 million, or $0.02 per share, related to the retirement of the Company’s prior credit facility; and a $5.5 million, or $ 0.07 per share, after-tax charge related to the restructuring of URS’ international operations in Europe.

URS’ net income of $310.6 million for fiscal 2012, is a 13.5% increase over non-GAAP net income of $273.6 million in 2011, adjusted as described above.  Diluted EPS for fiscal 2012 of $4.17, is an 18.5% increase as compared with non-GAAP diluted EPS of $3.52 for fiscal 2011, adjusted as described above.

The Company’s backlog as of December 28, 2012 was $13.3 billion, compared to $14.3 billion on December 30, 2011, the last day of the Company’s 2011 fiscal year.  URS ended 2012 with a book of business of $24.9 billion, compared to $27.0 billion as of December 30, 2011.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment consists of the operations of Flint, which URS acquired on May 14, 2012, which includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas market.

Infrastructure & Environment.  For fiscal 2012, the Infrastructure & Environment segment reported revenues of $3.8 billion and operating income of $220.9 million, compared to revenues of $3.8 billion and operating income of $222.0 million for fiscal 2011.  Excluding its restructuring charges, the Infrastructure & Environment segment’s non-GAAP operating income would have been $227.5 million for fiscal 2011.

Federal Services.  For fiscal 2012, the Federal Services segment reported revenues of $2.7 billion and operating income of $249.3 million, compared to revenues of $2.7 billion and an operating loss of $151.5 million for fiscal 2011.  Excluding its goodwill impairment charge, the Federal Services segment’s non-GAAP operating income would have been $196.8 million for fiscal 2011.

Energy & Construction.  For fiscal 2012, the Energy & Construction segment reported revenues of $3.1 billion and operating income of $254.2 million, compared to revenues of $3.3 billion and an operating loss of $214.4 million for fiscal 2011.  Excluding its goodwill impairment charge, the Energy & Construction segment’s non-GAAP operating income would have been $263.1 million for fiscal 2011.

Oil & Gas.  For fiscal 2012, the Oil & Gas segment reported revenues of $1.5 billion and operating income of $61.2 million.  URS established the Oil & Gas segment with the acquisition of Flint on May 14, 2012.

Fourth Quarter 2012 Results

Revenues for the quarter were $2.97 billion, compared with $2.39 billion recorded during the fourth quarter of 2011.  Operating income for the fourth quarter of 2012 was $171.4 million, compared with operating income of $114.1 million reported in the corresponding period of the prior year. Net income was $70.6 million, compared to net income of $28.4 million reported in the fourth quarter of 2011.  Diluted EPS were $0.95, compared to diluted earnings per share of $0.37 reported in the fourth quarter of last year.

URS’ 2011 fourth quarter results included a non-cash, after-tax charge for the impairment of goodwill of $32.9 million, or $0.43 per share, to finalize the estimated goodwill impairment charge the Company recorded in the third quarter.  URS’ 2011 fourth quarter results also included a non-cash, after-tax charge of $1.7 million, or $0.02 per share, related to the retirement of the Company’s prior credit facility, and the $5.5 million, or $0.07 per share, after-tax charge related to the restructuring of URS’ international operations in Europe.

URS’ net income of $70.6 million for the fourth quarter of 2012 is a 3.1% increase compared to non-GAAP net income of $68.5 million in the prior year period, adjusted as described above.  URS’ fourth quarter 2012 diluted EPS of $0.95, is a 6.7% increase from the fourth quarter 2011 non-GAAP diluted EPS of $0.89, adjusted as described above.

Quarterly Dividend

URS announced that its Board of Directors has approved a 5% increase in its regular quarterly cash dividend to $0.21 per common share.  The dividend will be paid on April 5, 2013 to stockholders of record as of March 15, 2013.  Future declarations of quarterly dividends are subject to the approval of URS’ Board of Directors.

Outlook for Fiscal 2013

URS expects that fiscal 2013 consolidated revenues will be between $11.8 billion and $12.2 billion.  The Company expects that EPS will be between $4.25 and $4.75, on a fully diluted basis.

Webcast Information

URS will host a dial-in conference call today, Monday, February 25, 2013 at 5:00 p.m. (ET) to discuss its fiscal 2012 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 54,000 employees in a network of offices in nearly 50 countries (www.urs.com).

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TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future federal budget cuts, future backlog and book of business, future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: declines in the economy or client spending; federal sequestration; changes in our book of business; our compliance with government regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in oil, natural gas and other commodity prices; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; impairment of our goodwill; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-K for the period ended December 28, 2012, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (In millions, except per share data)

	December 28, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$314.5	$436.0
Accounts receivable, including retentions of $114.4 and $67.5, respectively	1,554.8	1,114.7
Costs and accrued earnings in excess of billings on contracts	1,384.3	1,132.0
Less receivable allowances	(69.7)	(43.1)
Net accounts receivable	2,869.4	2,203.6
Deferred tax assets	67.6	63.0
Inventory	61.5	19.5
Other current assets	204.2	181.8
Total current assets	3,517.2	2,903.9
Investments in and advances to unconsolidated joint ventures	278.3	107.7
Property and equipment at cost, net	687.5	269.4
Intangible assets, net	692.2	522.0
Goodwill	3,247.1	2,773.0
Other long-term assets	364.2	286.6
Total assets	$8,786.5	$6,862.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$71.8	$61.5
Accounts payable and subcontractors payable, including retentions of $32.3 and $39.6, respectively	803.5	659.1
Accrued salaries and employee benefits	558.8	527.0
Billings in excess of costs and accrued earnings on contracts	289.1	310.8
Other current liabilities	277.8	176.5
Total current liabilities	2,001.0	1,734.9
Long-term debt	1,992.5	737.0
Deferred tax liabilities	328.3	276.5
Self-insurance reserves	129.8	132.7
Pension and post-retirement benefit obligations	300.9	276.0
Other long-term liabilities	271.0	221.1
Total liabilities	5,023.5	3,378.2
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 88.9 and 87.8 shares issued, respectively; and 76.8 and 76.7 shares outstanding, respectively	0.9	0.9
Treasury stock, 12.1 and 11.1 shares at cost, respectively	(494.9)	(454.9)
Additional paid-in capital	3,003.9	2,966.8
Accumulated other comprehensive loss	(113.2)	(110.8)
Retained earnings	1,224.4	975.2
Total URS stockholders’ equity	3,621.1	3,377.2
Noncontrolling interests	141.9	107.2
Total stockholders’ equity	3,763.0	3,484.4
Total liabilities and stockholders’ equity	$8,786.5	$6,862.6

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011

Revenues	$2,972.7	$2,393.2	$10,972.5	$9,545.0
Cost of revenues	(2,810.5)	(2,257.7)	(10,294.5)	(8,988.8)
General and administrative expenses	(21.6)	(19.6)	(83.6)	(79.5)
Acquisition-related expenses	—	—	(16.1)	(1.0)
Restructuring costs	—	(5.5)	—	(5.5)
Goodwill impairment	—	(27.7)	—	(825.8)
Equity in income of unconsolidated joint ventures	30.8	31.4	107.6	132.2
Operating income (loss)	171.4	114.1	685.9	(223.4)
Interest expense	(19.7)	(6.7)	(70.7)	(22.1)
Other income (expenses) (1)	(3.6)	—	0.5	—
Income (loss) before income taxes	148.1	107.4	615.7	(245.5)
Income tax expense	(34.7)	(46.8)	(189.9)	(91.8)
Net income (loss) including noncontrolling interests	113.4	60.6	425.8	(337.3)
Noncontrolling interests in income of consolidated subsidiaries	(42.8)	(32.2)	(115.2)	(128.5)
Net income (loss) attributable to URS	$70.6	$28.4	$310.6	$(465.8)

Earnings (loss) per share:
Basic	$0.95	$0.37	$4.18	$(6.03)
Diluted	$0.95	$0.37	$4.17	$(6.03)
Weighted-average shares outstanding:
Basic	74.5	76.3	74.3	77.3
Diluted	74.6	76.4	74.5	77.3

Cash dividends declared per share	$0.20	$—	$0.80	$—

(1)	Other income (expenses) consist of foreign currency gains (losses) related to intercompany loans and foreign currency derivatives.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$113.4	$60.6	$425.8	$(337.3)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	40.7	20.8	132.4	82.1
Amortization of intangible assets	27.4	16.2	101.2	60.6
Amortization of debt issuance costs	0.3	1.1	2.6	5.8
Foreign currency (gains) losses related to foreign currency derivatives and intercompany loans	3.6	—	(0.5)	—
Restructuring costs	—	3.3	—	3.3
Normal profit	(1.1)	(0.8)	(5.7)	(2.7)
Goodwill impairment	—	27.7	—	825.8
Loss on extinguishment of debt	—	2.9	—	2.9
Provision for doubtful accounts	5.7	(3.9)	6.6	2.8
Gain on disposal of property and equipment	(3.4)	(8.9)	(3.4)	(8.9)
Deferred income taxes	(19.1)	41.2	(16.6)	(23.3)
Stock-based compensation	11.1	11.3	43.6	45.3
Excess tax benefits from stock-based compensation	(0.1)	—	(0.1)	(0.8)
Equity in income of unconsolidated joint ventures	(30.8)	(31.4)	(107.6)	(132.2)
Dividends received from unconsolidated joint ventures	20.8	18.9	88.7	107.3
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	69.2	134.7	(98.8)	7.8
Inventory	6.2	(1.1)	7.0	(11.9)
Other current assets	(20.4)	(1.6)	(30.4)	(7.1)
Collections from (advances to) unconsolidated joint ventures	4.1	5.0	3.4	(0.2)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(64.0)	(92.1)	(13.6)	(43.0)
Billings in excess of costs and accrued earnings on contracts	15.4	(24.0)	(23.2)	19.2
Other long-term liabilities	(1.4)	5.5	(10.6)	13.0
Other long-term assets	(46.5)	(44.2)	(70.6)	(102.6)
Total adjustments and changes	17.7	80.6	4.4	843.2
Net cash from operating activities	131.1	141.2	430.2	505.9

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In millions)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011
Cash flows from investing activities:
Payments for business acqusitions, net of cash	—	(3.3)	(1,345.7)	(282.1)
Proceeds from disposal of property and equipment	8.1	7.6	25.3	14.1
Payments in settlement of foreign currnecy forward contract	—	—	(1,260.6)	—
Receipts in settlement of foreign currency forward contract	—	—	1,260.3	—
Investments in unconsolidated joint ventures	1.0	(7.0)	(4.4)	(19.6)
Changes in restricted cash	0.1	0.3	3.9	7.0
Capital expenditures, less equipment purchased through capital leases and equipment notes	(23.6)	(5.8)	(125.4)	(67.5)
Net cash from investing activities	(14.4)	(8.2)	(1,446.6)	(348.1)
Cash flows from financing activities:
Borrowings from long-term debt	—	700.0	998.9	700.0
Payments on long-term debt	(33.6)	(626.5)	(38.0)	(632.6)
Borrowings from revolving line of credit	101.6	38.6	661.6	138.6
Payments on revolving line of credit	(150.0)	(65.7)	(583.6)	(115.7)
Net payments under foreign lines of credit and short-term notes	(7.8)	(27.7)	(20.5)	(16.4)
Net change in overdrafts	50.4	0.2	54.5	(18.0)
Payments on capital lease obligations	(4.5)	(5.1)	(14.6)	(10.9)
Payments of debt issuance costs	—	(3.9)	(8.8)	(3.9)
Excess tax benefits from stock-based compensation	0.1	—	0.1	0.8
Proceeds from employee stock purchases and exercises of stock options	1.2	5.1	8.9	11.7
Distributions to noncontrolling interests	(31.9)	(34.2)	(83.8)	(111.7)
Contributions and advances from noncontrolling interests	—	0.3	2.3	6.6
Dividends paid	(14.9)	—	(44.7)	—
Repurchases of common stock	—	(106.1)	(40.0)	(242.8)
Net cash from financing activities	(89.4)	(125.0)	892.3	(294.3)
Net change in cash and cash equivalents	27.3	8.0	(124.1)	(136.5)
Effect of foreign exchange rate changes on cash and cash equivalents	(2.0)	0.9	2.6	(1.3)
Cash and cash equivalents at beginning of period	289.2	427.1	436.0	573.8
Cash and cash equivalents at end of period	$314.5	$436.0	$314.5	$436.0

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In millions)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011
Supplemental information:
Interest paid	$37.7	$4.8	$64.5	$15.2
Taxes paid	$57.1	$40.3	$150.6	$177.3

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$11.7	$6.1	$27.9	$14.2
Cash dividends declared but not paid	$16.7	$—	$16.7	$—
Purchase price adjustment and contingent consideration payable under acquisitions	$—	$7.9	$—	$7.9

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURERS

Net income, diluted EPS and segment operating income (loss), excluding the impact of various items listed in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). We present these amounts to demonstrate their impact on our operating results.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income, diluted EPS and segment operating income (loss), excluding the impact of these items should not be used as a substitute for net income (loss), diluted EPS and operating income (loss), prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of net income and diluted EPS computed by excluding the non-GAAP items, listed in the tables below, to GAAP net income (loss) and diluted EPS for the three months and the year ended December 30, 2011.

	Three Months Ended
	December 30, 2011
(In millions, except per share data)	Amount	Diluted EPS

Net income and diluted EPS
Net income and diluted EPS before the impact of the following items:	$68.5	$0.89
Goodwill impairment charge, net of tax	(32.9)	(0.43)
Restructuring charges, net of tax	(5.5)	(0.07)
Loss on extinguishment of debt, net of tax	(1.7)	(0.02)
GAAP Net income and diluted EPS	$28.4	$0.37

	Year Ended
	December 30, 2011
(In millions, except per share data)	Amount	Diluted EPS

Net income (loss) and diluted EPS
Net income and diluted EPS before the impact of the following items:	$273.6	$3.52
Goodwill impairment charge, net of tax	(732.2)	(9.46)
Restructuring charges, net of tax	(5.5)	(0.07)
Loss on extinguishment of debt, net of tax	(1.7)	(0.02)
GAAP Net income (loss) and diluted EPS	$(465.8)	$(6.03)

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES (Continued)

Below is the reconciliation of segment operating income (loss), before the impact of items listed in the table below, to GAAP segment operating income (loss) for the fiscal year ended December 30, 2011.

	Year Ended December 30, 2011
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Corporate	Consolidated

Operating income (loss) before the impact of the following items:	$227.5	$196.8	$263.1	$(79.5)	$607.9
Goodwill impairment adjustment	—	(348.3)	(477.5)	—	(825.8)
Restructuring charges	(5.5)	—	—	—	(5.5)
GAAP Operating income (loss)	$222.0	$(151.5)	$(214.4)	$(79.5)	$(223.4)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas (1)	Total
As of December 28, 2012
Backlog	$3,028.4	$3,476.9	$5,947.1	$823.8	$13,276.2
Option years	197.3	2,728.1	2,056.8	—	4,982.2
Indefinite delivery contracts	2,572.4	3,238.7	236.0	611.7	6,658.8
Total book of business	$5,798.1	$9,443.7	$8,239.9	$1,435.5	$24,917.2

As of December 30, 2011
Backlog	$2,993.1	$4,141.8	$7,124.7	$—	$14,259.6
Option years	316.6	2,370.1	2,026.2	—	4,712.9
Indefinite delivery contracts	2,806.5	3,304.0	1,948.0	—	8,058.5
Total book of business	$6,116.2	$9,815.9	$11,098.9	$—	$27,031.0

	December 28,	December 30,
(In millions)	2012	2011
Backlog by market sector:
Federal	$6,546.5	$8,542.4
Infrastructure	2,957.6	3,011.0
Oil & Gas (1,2)	1,461.3	383.4
Power	1,416.1	1,623.8
Industrial (2)	894.7	699.0
Total backlog	$13,276.2	$14,259.6

(1)	We completed the acquisition of Flint in May 2012. The operations of Flint have become the Oil & Gas Division of URS Corporation.

(2)
Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY DIVISION

	Three Months Ended		Year Ended
(In millions)	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011
Revenues
Infrastructure & Environment	$941.0	$970.8	$3,792.1	$3,760.9
Federal Services (1)	603.5	726.8	2,721.6	2,695.4
Energy & Construction	853.0	729.7	3,138.1	3,251.1
Oil & Gas (2)	605.4	—	1,475.1	—
Inter-segment eliminations	(30.2)	(34.1)	(154.4)	(162.4)
Total revenues	$2,972.7	$2,393.2	$10,972.5	$9,545.0
Operating income (loss)
Infrastructure & Environment	$45.3	$51.4	$220.9	$222.0
Federal Services (1)	31.8	73.9	249.3	(151.5)
Energy & Construction	86.5	8.4	254.2	(214.4)
Oil & Gas (2)	29.4	—	61.2	—
Corporate	(21.6)	(19.6)	(99.7)	(79.5)
Total operating income (loss)	$171.4	$114.1	$685.9	$(223.4)

(1)	The operating results of Apptis Holdings, Inc. (“Apptis”) have been included in our consolidated results since the acquisition on June 1, 2011.

(2)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas (1)	Power	Industrial (1)	Total
Three months ended December 28, 2012
Infrastructure & Environment	$169.5	$378.7	$153.5	$51.6	$173.0	$926.3
Federal Services (2)	603.3	—	—	—	—	603.3
Energy & Construction	233.7	62.8	102.3	342.4	102.4	843.6
Oil & Gas (3)	—	—	599.5	—	—	599.5
Total	$1,006.5	$441.5	$855.3	$394.0	$275.4	$2,972.7

Year ended December 28, 2012
Infrastructure & Environment	$670.1	$1,550.1	$552.5	$209.8	$700.5	$3,683.0
Federal Services (2)	2,720.8	—	—	—	—	2,720.8
Energy & Construction	1,044.1	241.3	288.9	1,094.6	430.6	3,099.5
Oil & Gas (3)	—	—	1,469.2	—	—	1,469.2
Total	$4,435.0	$1,791.4	$2,310.6	$1,304.4	$1,131.1	$10,972.5

Three months ended December 30, 2011
Infrastructure & Environment	$161.4	$377.7	$166.7	$59.8	$178.2	$943.8
Federal Services (2)	726.5	—	—	—	—	726.5
Energy & Construction	265.7	61.8	32.8	235.3	127.3	722.9
Oil & Gas (3)	—	—	—	—	—	—
Total	$1,153.6	$439.5	$199.5	$295.1	$305.5	$2,393.2

Year ended December 30, 2011
Infrastructure & Environment	$636.5	$1,544.0	$529.7	$201.1	$763.8	$3,675.1
Federal Services (2)	2,694.3	—	—	—	—	2,694.3
Energy & Construction	1,308.9	317.3	162.4	925.5	461.5	3,175.6
Oil & Gas (3)	—	—	—	—	—	—
Total	$4,639.7	$1,861.3	$692.1	$1,126.6	$1,225.3	$9,545.0

(1)
Historically, we have included revenues from the oil & gas market sector as part of our presentation of revenues from the industrial & commercial market sector.  Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

(2)	The operating results of Apptis have been included in our consolidated results since the acquisition on June 1, 2011.

(3)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.